Exhibit 99.2

TD SYNNEX Announces Board of Directors

Fremont, CA and Clearwater, FL, September 1, 2021 – TD SYNNEX (NYSE: SNX) today announced its Board of Directors. The Board includes members from SYNNEX’ and Tech Data’s prior boards as well as a new member, all with extensive experience across a variety of industries.

“I am excited to partner with the talented leaders who form the Board of TD SYNNEX and look forward to working with them as we bring together our two great companies. We and our stakeholders will certainly benefit from the collective experience, direction, and deep domain expertise as we move forward as one company,” said Dennis Polk, Executive Chair of the TD SYNNEX Board of Directors.

“This slate of Directors brings together a best-in-class roster of high-caliber individuals with a wealth of knowledge and diverse perspectives which will be invaluable to us,” said Rich Hume, CEO of TD SYNNEX. “They join us at an exciting time, as we look to execute on our strategic priorities as a combined company and elevate the value we provide to our customers, vendor partners, shareholders and co-workers.”

Effective immediately, the company’s Board of Directors is comprised of the following members:

Joining from the Tech Data Board	Joining from the SYNNEX Board
Matthew Nord	Ann Vezina
Nayaki Nayyar	Dennis Polk
Rich Hume	Duane Zitzner
Rob Kalsow-Ramos	Fred Breidenbach
Hau Lee
Matthew Miau

Merline Saintil, a seasoned technology leader and business executive, also joins the board effective immediately.

Additional information regarding the Board of Directors can be found in the Governance section of our Investor Relations website, ir.synnex.com.

As a result of these changes, Kevin Murai, Dwight Steffensen, Andrea Zulberti, Thomas Wurster, Laurie Simon Hodrick, Aaron Miller, Tod Nielsen and Kristin Johnsen will retire from their respective Board positions at SYNNEX and Tech Data.

“I want to thank Kevin and Dwight for their contributions and Board leadership positions at SYNNEX. I also want to pass along my appreciation to Andrea for her insights, counsel and efforts as Chair of the Audit Committee. I want to say thank you as well to Tom and Laurie for their assistance and support of our strategic efforts,” said Mr. Polk.

“I would like to offer my gratitude to Aaron, Tod and Kristin for their commitment and valuable perspectives during their time as directors on Tech Data’s Board and wish them all well in their future pursuits,” said Mr. Hume.

Safe Harbor Statement

Statements in this news release that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to be materially different from any future performance that may be suggested in this release. The Company assumes no obligation to update any forward-looking statements contained in this release.

About TD SYNNEX

TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida, and Fremont, California, TD SYNNEX’ 22,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 1,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, IoT, mobility and everything as a service. TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit www.TDSYNNEX.com or follow us on Twitter, LinkedIn, Facebook and Instagram.

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Contacts

Liz Morali

Investor Relations

(510) 668-8436

ir@synnex.com

Bobby Eagle

Global Corporate Communications

(727) 538-5864

bobby.eagle@techdata.com